Wilson Sonsini Goodrich & Rosati Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 o: 512.338.5400 f: 512.338.5499

August 27, 2021

Lumos Pharma, Inc.
4200 Marathon Boulevard, Suite 200
Austin, TX 78756

Re:	Registration Statement on Form S‑8 for Issuance of Common Stock under the Lumos Pharma, Inc. 2010 Employee Stock Purchase Plan
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of 60,000 additional shares of your common stock reserved for issuance under your 2010 Employee Stock Purchase Plan. Your 2010 Employee Stock Purchase Plan is referred to herein as the “Plan” and such additional shares of common stock reserved for issuance under the Plan are referred to herein as the “Shares.” As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.
It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, will be legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and any amendments thereto.
Very truly yours,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, P.C.
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